Exhibit 10.1

OFFICE LEASE AGREEMENT

SUMMIT RIDGE BUSINESS PARK
6759, 6769 and 6779 Mesa Ridge Road
San Diego, California 92121

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC.

EXHIBITS:

(A)	LAND
(A-1)	PREMISES
(B)	RULES AND REGULATIONS
(C)	PARKING RULES AND REGULATIONS
(D)	TENANT IMPROVEMENTS
(E)	CONFIRMATION OF COMMENCEMENT DATE
(F)	MOISTURE AND MOLD CONTROL INSTRUCTIONS
(G)	RENEWAL OPTION
(H)	EARLY TERMINATION OPTION
(I)	ROOF ACCESS; COMMUNICATIONS EQUIPMENT
(J)	OPERATING COST EXCLUSIONS

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC.

OFFICE LEASE AGREEMENT
__________________________________
SUMMIT RIDGE BUSINESS PARK
6759, 6769 and 6779 Mesa Ridge Road
San Diego, California 92121
__________________________________
THIS OFFICE LEASE AGREEMENT, dated as of October 10, 2016 (the “Effective Date”), is made and entered into by and between 6759 MESA RIDGE ROAD HOLDINGS, LLC, a Maryland limited liability company, a Maryland limited liability company ("Landlord"), and INOVIO PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"). In consideration of the mutual promises and representations set forth in this Lease, Landlord and Tenant agree as follows:
Article 1. SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

1.1
The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a)	Address of Landlord for Notices: c/o CWCapital Asset Management LLC
5215 North O'Connor Blvd., Suite 350
Irving, Texas 75039
Attention: Thomas Shearer

(b)	Address of Tenant for Notices: Prior to the Commencement Date:
Inovio Pharmaceuticals, Inc.
660 W. Germantown Pike, Suite 110
Plymouth Meeting, Pennsylvania 19462
Attention: Thomas Kim
After the Commencement Date:
The Premises

(c)
Lease Term: One hundred twenty (120) months, plus the remainder of any partial calendar month in which the Lease Term commences, commencing on the earlier of (i) June 1, 2017, or (ii) the date Tenant opens for business in the Premises (the "Commencement Date"), and expiring at midnight on the date that is one hundred twenty (120) full calendar months from the Commencement Date (the “Expiration Date”).

(d)	Building: The office building located at 6769 Mesa Ridge Road, San Diego, California (the "Building") upon the land more particularly described on Exhibit A attached hereto (the “Land”).

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(e)
Premises: The entire Building, consisting of approximately 34,896 Rentable Square Feet on the first (1st) floor of the Building (the “First Floor Space”) and approximately 16,124 Rentable Square Feet on the second (2nd) floor of the Building (the “Second Floor Space”), for a total of 51,020 Rentable Square Feet depicted on Exhibit A-1 attached hereto. Landlord agrees that, within thirty (30) days after the Effective Date, Tenant may engage a certified architect mutually acceptable to Landlord and Tenant to confirm and certify to Landlord and Tenant the square footage of the First Floor Space, the Second Floor Space and the Building in accordance with the American National Standard Method of Measuring Floor Area in Industrial Buildings, ANSI Z65.2-2012, published by the Building Owners and Managers Association International (BOMA Standards). Such measurement shall be binding upon the parties, and if the measurement of the Building is other than 51,020 Rentable Square Feet, Minimum Rent, Tenant’s Share, the First Floor Allowance, and the Second Floor Allowance will be adjusted accordingly by written amendment between Landlord and Tenant. Tenant shall pay Landlord’s legal fees and expenses with respect to any such amendment.

(f)	Minimum Monthly Rent:
First Floor Space:

MONTHS OF LEASE TERM	MONTHLY RENT RATE PSF	MINIMUM MONTHLY RENT
1	$1.40	$48,854.40
2 – 7	Abated	Abated*
8 – 12	$1.40	$48,854.40
13 – 24	$1.45	$50,599.20
25 – 36	$1.49	$51,995.04
37 – 48	$1.54	$53,739.84
49 – 60	$1.59	$55,484.64
61 – 72	$1.64	$57,229.44
73 – 84	$1.70	$59,323.20
85 – 96	$1.75	$61,068.00
97 – 108	$1.81	$63,161.76
109 - 120	$1.87	$65,255.52
(plus any applicable Rent Tax for each full calendar month of the Lease Term)
*Minimum Monthly Rent only for the First Floor Space is abated during the Months 2 – 7 months of the Lease Term as shown above (the “First Floor Abatement”), which First Floor Abatement is valued at $293,126.40. The First Floor Abatement is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Lease Term a

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monetary Event of Default by Tenant occurs, then the First Floor Abatement shall automatically be deemed void effective as of the Effective Date, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the full amount of the First Floor Abatement received by Tenant plus interest at the rate of ten percent (10%) per annum (or if less, the highest rate permitted by applicable law). The First Floor Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.
Second Floor Space:

MONTHS OF LEASE TERM	MONTHLY RENT RATE PSF	MINIMUM MONTHLY RENT
1 – 24	Abated	Abated*
25 – 36	$1.49	$24,024.76
37 – 48	$1.54	$24,830.96
49 – 60	$1.59	$25,637.16
61 – 72	$1.64	$26,443.36
73 – 84	$1.70	$27,410.80
85 – 96	$1.75	$28,217.00
97 – 108	$1.81	$29,184.44
109 - 120	$1.87	$30,151.88
(plus any applicable Rent Tax for each full calendar month of the Lease Term)
*Minimum Monthly Rent only for the Second Floor Space is abated during the Months 1 – 24 months of the Lease Term as shown above (the “Second Floor Abatement”), which Second Floor Abatement is valued at $551,440.80. The Second Floor Abatement is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Lease Term a monetary Event of Default by Tenant occurs, then the Second Floor Abatement shall automatically be deemed void effective as of the Effective Date, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the full amount of the Second Floor Abatement received by Tenant plus interest at the rate of ten percent (10%) per annum (or if less, the highest rate permitted by applicable law). The Second Floor Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.

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(g)	Security Deposit: A Security Deposit of $95,407.40 is required and shall be deposited with Landlord at the time this Lease is signed by Tenant.

(h)
Parking: Landlord shall provide Tenant with a parking ratio of 3.2 unreserved parking stalls per 1,000 Rentable Square Footage of the Premises (111 parking stalls), free of charge for the initial Lease Term. Parking for such stalls shall be on a first-come, first-served basis.

1.2	The following exhibits (the "Exhibits") and addenda are attached hereto and incorporated herein by this reference:

Exhibit A	Land

Exhibit A-1	Premises

Exhibit B	Rules and Regulations

Exhibit C	Parking Rules and Regulations

Exhibit D	Tenant Improvements

Exhibit E	Confirmation of Commencement Date

Exhibit F	Moisture and Mold Control Instructions

Exhibit G	Renewal Option

Exhibit H	Early Termination Option

Exhibit I	Roof Access; Communications Equipment

Exhibit J	Operating Cost Exclusions
This Office Lease Agreement and the Exhibits are collectively referred to herein as this "Lease."
ARTICLE 2.     PREMISES/RIGHT TO USE COMMON AREAS

2.1
Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the terms and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, parking and access easements, restrictions, covenants, and all other matters of record, the Rules and Regulations described in Article 14 and the Parking Rules and Regulations described in Article 6. Tenant and Tenant's agents, contractors, customers, directors, employees, invitees, officers, and patrons (collectively, "Tenant's Permittees" and individually, a “Tenant Permittee”) have a non-exclusive privilege and license, during the Lease Term, to use the non-restricted Common Areas in common with all other authorized users thereof. Tenant shall have access to the Premises at all times, twenty-four (24) hours per day, every day of the year, subject to force majeure, such after-normal business hour security procedures as Landlord may reasonably require.

2.2	For purposes of this Lease, the following terms have the definitions set forth below:

(a)
"Automobile Parking Areas" means all areas designated by Landlord for automobile parking upon the Land. Automobile Parking Areas are Common Areas, but certain parking areas are restricted. (See Parking Rules & Regulations).

(b)
"Common Areas" means any part of the Project intended for the common use of all tenants, including parking areas, private streets and alleys, landscaping, curbs, loading areas, lighting facilities, public toilets, and the like. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project, provided Tenant’s access to and use of the Premises are not materially impaired by any such change.

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(c)
"Project" means the buildings located at 6759, 6769 and 6779 Mesa Ridge Road, San Diego, California and the parcel(s) of land containing said buildings, all known collectively as Summit Ridge Business Park.

(d)
"Rentable Square Footage" or “Rentable Square Feet” means, with respect to the Building, the sum of the total area of the Building, computed by measuring to the exterior surface of permanent outside walls.

ARTICLE 3.     TERM
The Lease Term and the Commencement Date shall be as specified in Section 1.1. Landlord agrees to permit Tenant to occupy of the Premises after the full execution of this Lease ("Early Occupancy") for construction purposes in accordance with the terms of Exhibit D attached hereto so long as Tenant does not interfere with any work being performed by Landlord and provided that Landlord has received the Security Deposit, Advance Rental and proof that Tenant has obtained all insurance required under this Lease. The Early Occupancy shall be subject to all of the provisions of this Lease, except the payment of Minimum Monthly Rent and additional rent. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the parties’ respective rights and obligations under Article 10 hereof. Prior to commencing to conduct business upon the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises, if any; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant's failure to execute such document within ten (10) days of receipt thereof from Landlord shall be a default by Tenant under this Lease and shall be deemed to constitute Tenant's agreement to the contents of such document.
Notwithstanding the foregoing, this Lease is contingent upon Tenant’s receipt of a Phase I Environmental Site Assessment (the “Phase I”) acceptable to Tenant. Within thirty (30) days after the Effective Date, Tenant shall engage EBI Consulting to prepare an updated Phase I for the Building. If Tenant is not satisfied with the results of the Phase I, then Tenant may terminate this Lease by providing Landlord written notice thereof on or before the thirtieth (30th) day after the Effective Date. In the event this Lease is so terminated, Landlord shall promptly refund any amounts paid by Tenant to Landlord. If Tenant does not terminate this Lease as provided above, this Lease shall continue with full force and effect. Landlord agrees to reimburse Tenant for the cost of the Phase I within thirty (30) days after receipt of Tenant's paid invoice therefor.
ARTICLE 4.     MINIMUM MONTHLY RENT
Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance on the first day of each calendar month during the Lease Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on or before the Commencement Date.
Concurrently with the execution of this Lease, Tenant shall pay to Landlord the first month’s rent for the First Floor Space in an amount equal to Forty-Eight Thousand Eight Hundred Fifty-Four and 40/100 Dollars (48,854.40) as “Advance Rental.”
ARTICLE 5.     ADDITIONAL RENT

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Tenant shall pay as additional rent each year the amount of Tenant's Share of Operating Costs during each Operating Year of the Lease Term. “Tenant’s Share” means an amount equal to the product of the Rentable Square Footage of the Premises multiplied by the actual per square foot Operating Costs during the applicable Operating Year of the Lease Term. If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and the Tenant's Share thereof shall be prorated. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Operating Costs and the estimate of Tenant's Share (the “Estimated Share”) for the next succeeding Operating Year. Tenant shall pay Landlord, concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one-twelfth (1/12) of the amount of the Estimated Share. Landlord may, at any time, reasonably revise the Estimated Share and adjust the required monthly payment accordingly. Within ninety (90) days after the end of each Operating Year, or as soon thereafter as reasonably possible, Landlord shall provide Tenant with a statement showing Tenant's Share of the actual Operating Costs for the preceding Operating Year, together with reasonably detailed supporting calculations and background information related to the same (the "Actual Share"). If the Actual Share exceeds the Estimated Share paid by Tenant during that Operating Year, Tenant shall pay the excess at the time the next succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the Lease Term has expired or been terminated). If the Actual Share is less than the Estimated Share paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant or credit amounts due from Tenant if the Lease Term has expired or been terminated). In the event the Building is not fully occupied during any Operating Year, an adjustment shall be made by Landlord in calculating the Operating Costs for such Operating Year so that the Operating Costs shall be adjusted to the amount that would have been incurred had the Building been fully occupied during such Operating Year. For purposes of this Lease (a) "Operating Costs" means and includes all costs of management, maintenance, and operation of the Project, including but not limited to the costs of cleaning, repairs, utilities, air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments, and all other costs which can properly be considered operating expenses but excluding the costs and expenses set forth in Exhibit J attached hereto; and (b) "Operating Year" means a year beginning January 1 and ending December 31. Tenants with leases expiring or terminating prior to the end of the Operating Year shall be responsible for their portion of Operating Costs based on Landlord's estimate of Operating Costs.
Notwithstanding the foregoing, for purposes of calculating the amount payable by Tenant under this Article 6 during the initial Lease Term only (excluding any renewal options), the Operating Costs (with the exception of Uncontrollable Expenses (defined below)) shall not exceed for any calendar year during the Lease Term, other than the first calendar year, the amount of Operating Costs for the preceding calendar year plus five percent (5.0%) (cumulative and compounded annually, in that any increases in the Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Lease Term (subject to the foregoing limitation) until fully recouped by Landlord). The term “Uncontrollable Expenses” means all taxes, all insurance costs, all expenses relating to the cost of utilities and other uncontrollable expenses as determined by Landlord in its commercially reasonable discretion.
Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant its Actual Share of Operating Costs for the preceding Operating Year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs for the immediately preceding Operating Year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted

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where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the Operating Year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay all rent when due, including Tenant’s Estimated Share of Operating Costs. After verification, Landlord shall credit any overpayment determined by the audit report against the next rent due and owing by Tenant or, if no further rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs for the applicable Operating Year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord's calculation of Operating Costs for the Operating Year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said Operating Year statement within thirty (30) days after receipt of Tenant's invoice therefor, not to exceed $1,000.00.
ARTICLE 6.     PARKING
Tenant shall have the right to use the parking spaces identified in Section 1(h) hereof, which use shall be free of charge during the initial Lease Term. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant or Tenant's Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Landlord has the right to establish and to enforce against all users of the Automobile Parking Areas, reasonable rules and regulations (the "Parking Rules and Regulations").
ARTICLE 7.     RENT TAX AND PERSONAL PROPERTY TAXES
Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or the receipt thereof by Landlord (collectively, "Rent Tax"); provided, however, as of the Effective Date, no Rent Tax is being imposed by any governmental entity. Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant.
ARTICLE 8.     PAYMENT OF RENT/LATE CHARGES/INTEREST ON PAST-DUE OBLIGATIONS
Tenant shall pay the rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1.1 of this Lease, or to another person and at another address as Landlord from time to time designates in writing. All monetary obligations of Tenant, including Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord under the terms of this Lease shall be deemed "Rent", and any Rent not received within ten (10) days after the due date (the "Delinquency Date") thereof shall incur a late charge of five percent (5%) of the delinquent amount. Except as otherwise provided herein, any Rent due to Landlord not paid by the Delinquency Date shall bear interest, from the date due, at the maximum rate then allowable by law or judgments. Any such late charge and interest shall be payable as additional rent under this Lease,

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shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand; provided, however, that interest shall not be payable on late charges incurred by Tenant.
ARTICLE 9.     SECURITY DEPOSIT
Tenant shall, upon execution of this Lease, deposit with Landlord the Security Deposit, as security for the performance of terms and provisions of this Lease by Tenant, which shall be returned to Tenant within the time period required by law if it has discharged its obligations to Landlord in full. The Security Deposit shall not be used to pay the last month's lease payment. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.
ARTICLE 10.     CONSTRUCTION OF THE PREMISES
Tenant acknowledges that the Premises is located in an existing building. Except as otherwise set forth herein, Landlord makes no warranty or representation to Tenant concerning the condition of the Building, and Landlord shall promptly repair any defects in the Building provided Landlord is notified within six (6) months of the Delivery Date of any such defects). Except for defects as set forth in the immediately preceding sentence and the Systems Delivery set forth in the paragraph below, Tenant accepts the Premises in their current “AS-IS” condition and Landlord has no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein). Furthermore, Landlord shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein, except as expressly set forth in Exhibit D attached hereto.
Notwithstanding the foregoing, Landlord shall deliver (the “Systems Delivery”) the heating and air conditioning systems and equipment serving the Premises (the “HVAC”), plumbing, lighting, life safety and electrical systems serving the Premises in good working order and condition on the date Landlord delivers possession of the Premises to Tenant (the “Delivery Date”). If Tenant claims that such systems were not in good working order on the Delivery Date, Tenant must deliver written notice of such claim (the “Failure Notice”) to Landlord within ninety (90) days of the Delivery Date, time being of the essence in the giving of such notice, and Tenant’s sole remedy for such failure shall be that Landlord shall cause such systems to be placed in good working order at Landlord’s sole cost and expense. If Tenant fails to timely deliver a Failure Notice to Landlord, Landlord shall have no further obligations with respect to this provision. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to repair the HVAC, plumbing, mechanical or electrical systems in the event the need for such repair is caused by Tenant or if Tenant fails to comply with Section 17.2 herein regarding Tenant’s obligation to maintain a HVAC maintenance contract.
Upon delivery of possession of the Premises by Landlord, Tenant will proceed with due diligence, at its own expense, to perform all work and supply all installations described as Tenant’s Work in Exhibit D (including without limitation obtaining any necessary permits for such Tenant’s Work), and to fully equip the Premises with all trade fixtures, lighting fixtures, furniture, furnishings, floor and wall coverings, exterior signs, and special equipment and other items of construction and personal property necessary for the completion of the Premises and the proper operation of Tenant’s business therein. Tenant’s Work shall be performed with materials of good quality and in a proper workmanlike manner, and, unless the Landlord gives its prior written consent otherwise, all items installed by Tenant in the Premises shall be new. Tenant shall not do any construction work or alterations, nor shall Tenant install any equipment other than trade fixtures and personal property without first obtaining Landlord’s written approval of the plans and specifications therefor in accordance with Exhibit D. The approval by Landlord of such plans and specifications shall not constitute

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the assumption of any liability on the part of the Landlord for their accuracy or their conformity with requirements of any building code, or other municipal or governmental regulation or ordinance, and Tenant shall be solely responsible for such plans and specifications and compliance of Tenant’s Work with all governmental requirements. Prior to commencement of any work upon the Premises by Tenant, Tenant shall deliver to Landlord a certificate of public liability and property damage insurance of a type and with the limits as shall be reasonably acceptable to Landlord, naming Landlord as additional insured, and evidence of Workman’s Compensation and Builder’s Risk coverage in such amounts as are required by law and are acceptable to Landlord. From and after the date of delivery of possession of the Premises, (i) Tenant shall observe and perform all of its obligations under this Lease, including without limitation, payment of all utility charges, but excluding its obligations to pay Minimum Monthly Rent and additional rent, which are payable from and after the Commencement Date, (ii) any entry by Tenant or work performed by Tenant or any fixtures or personal property moved onto the Premises shall be at Tenant's own risk, and (iii) neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's property unless such damage arises from the wrongful acts or omissions of Landlord, its employees, agents, consultants or contractors.
ARTICLE 11.     ALTERATIONS
After completion of Tenant’s Work under Article 10, Tenant shall not make or cause to be made any further additions, alterations, improvements, Utility Installations or repairs (collectively, “Alterations”) in, on or about the Premises, the Building or the Project without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. As used in this Article, the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. Notwithstanding the above, Tenant may, upon written notice to Landlord, at its own expense, make non-structural, interior changes to the Premises without Landlord’s prior approval, provided that such changes do not exceed $25,000.00 per Alteration. At the expiration of the Lease Term, Landlord may require the removal of any additions, alterations, improvements or Utility Installations made by Tenant without Landlord’s consent or, with regard to any additions, alterations, improvements or Utility Installations made after Tenant’s Work is complete, which Landlord designated as being required to be removed in writing in which Landlord granted its consent, and Tenant shall repair any damage caused by such removal, at Tenant's expense. Should Landlord permit Tenant to make its own additions, alterations, improvements or Utility Installations, Tenant may only use such contractor as has been expressly approved by Landlord, and Landlord may require Tenant, if commercially reasonable under the circumstances, to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any additions, alterations, improvements or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Lease Term, without limitation of any other remedy available to Landlord, require that Tenant remove any part or all of the same. All additions, alterations, improvements and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner in compliance with all applicable laws and ordinances and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal as described above. Provided Tenant is not in default, notwithstanding the provisions of this Article, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or Building or Project, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant as provided herein.

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Tenant shall provide Landlord with as-built plans and specifications for any additions, alterations, improvements or Utility Installations requiring Landlord’s prior consent. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with the Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.
Notwithstanding anything in this Lease to the contrary, Landlord agrees to accept the Premises upon the expiration or earlier termination of this Lease with Tenant’s Work intact, which Tenant’s Work shall thereafter become Landlord's property, and Tenant shall not be required to restore the Premises at the end of the Lease Term to the condition existing prior to the making of such Tenant’s Work; provided, however, Tenant shall, at Tenant’s expense, remove all data cabling (other than unexposed conduit) installed in the Premises by Tenant in connection with Tenant’s Work and shall repair any damage caused by such removal.
During the initial Lease Term, Tenant shall have the right to place its name on the entry door to the Premises and shall have the exclusive right to place its signage at the top of the Building in accordance with this paragraph (the “Signage”). The Signage shall be installed and maintained at Tenant's sole cost and expense throughout the Lease Term. The rights of Tenant under this paragraph: (i) are personal to Tenant and may not be assigned to any other party, including without limitation any assignee or subtenant; (ii) are terminable by Landlord following any monetary Event of Default by Tenant; and (iii) are terminable by Landlord if Tenant reduces the size of the Premises, notwithstanding the consent of Landlord thereto. The location, size, material and design of the Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, and Tenant shall be responsible for compliance with all applicable laws, ordinances and regulations. Upon the expiration or earlier termination of this Lease or the termination of Tenant’s sign rights as set forth herein, Tenant shall remove the Signage, at Tenant's sole cost and expense, and restore the Building to its condition immediately prior to the installation of the Signage. If Tenant fails to timely remove the Signage, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within thirty (30) days of Landlord’s invoice. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.
ARTICLE 12.     PERSONAL PROPERTY/SURRENDER OF PREMISES
All of Tenant’s personal property located in the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date or the earlier termination of the Lease Term. Tenant shall promptly repair, at its own expense, any damage resulting from such removal. All cabinetry, built-in appliances, wall coverings, floor coverings, window coverings, electrical fixtures, plumbing fixtures, conduits, lighting, and other special fixtures that may be placed upon, installed in, or attached to the Premises by Tenant shall, at the termination of this Lease be the property of Landlord unless Landlord requires its removal as set forth in Article 11. At the Expiration Date or upon the earlier termination of the Lease Term, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted, and shall deliver all keys to Landlord.
ARTICLE 13.     LIENS

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Tenant shall keep the Premises, Building, and the Project free from any liens arising out of work performed, material furnished, or obligations incurred due to the actions of Tenant or Tenant's Permittees or the failure of Tenant to comply with any law. In the event any such lien does attach against the Premises, Building, or Project, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within thirty (30) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien at Tenant’s expense.
ARTICLE 14.     USE OF PREMISES/RULES AND REGULATIONS

14.1
Tenant shall not use the Premises for any use other than for general office, research and development, product testing, laboratory, product manufacturing, storage and ancillary uses related thereto (the “Permitted Use”), and Tenant agrees that it will use the Premises in such manner as to not interfere with or infringe on the rights of other tenants in the Building or Project. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Premises, agrees to keep the Premises in a clean and sanitary condition, and agrees not to perform any act in the Building (other than in conjunction with the Permitted Use) which would increase any insurance premiums related to the Building or Project or would cause the cancellation of any insurance policies related to the Building or Project.

14.2
Except for (i) general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, but only to the extent the same are used by Tenant in the manner for which they were designed and in compliance with all applicable laws, and (ii) customary materials, wastes and substances used for the Permitted Use (A) which are used in such amounts as may be normal for the business operations conducted by Tenant on the Premises, and (B) which are handled and disposed of by Tenant (as opposed to by Landlord) in accordance with all applicable governmental laws, rules and regulations, and in accordance with the applicable provisions of this Lease (and in no event in any Building waste container), Tenant shall not use, generate, manufacture, store, or dispose of, in, under or about the Premises, the Building, or the Project or transport to or from the Premises, the Building, or the Project, any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl's, (D) designated as a "hazardous substance" pursuant to § 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" in the statutes of the state in which the Premises are located (the “State”). Tenant shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Premises, the Building and the Project and properly disposed of, all bio-hazardous medical or infectious waste, including, but without limitation, all syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature, any waste, substance or material (solid, liquid or gaseous) generated, produced or resulting from the diagnosis, treatment or immunization of human beings, or any research pertaining thereto, or the

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production or testing of biological agents, including without limitation, any substance defined or referred to in 29 CFR Part 1910.1930, in accordance with all applicable law. Tenant shall not dispose of any such infectious waste materials in any receptacles provided by Landlord for disposal of normal refuse, and Tenant specifically recognizes and acknowledges that Landlord shall not be responsible for removal or disposal of any such infectious waste materials. If Tenant uses, generates, stores or disposes of any Hazardous Materials in or about the Premises, Tenant shall obtain all necessary permits and comply with all statutes, regulations, and rules applicable to such activity. Furthermore, Landlord shall have the right to require that Tenant deliver periodic environmental audits of the Premises evidencing that no violations have occurred. Tenant shall indemnify, defend and hold Landlord harmless from and against all liability (including, without, limitation strict liability), cost, claim, penalty, expense and fees (including court costs and attorneys’ fees) arising from Tenant’s use, generation, storage or disposal of Hazardous Materials in or about the Premises, the Building, or the Project. This section and the indemnity set forth herein shall survive the expiration or earlier termination of this Lease.

14.3
Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable and applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s Permitted Use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by any assignees claiming by, through, or under Tenant; any subtenants or invitees claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

ARTICLE 15.     RIGHTS RESERVED BY LANDLORD
In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of rent: (a) to decorate and to make repairs, alterations, additions, changes, or improvements in and about the Building; (b) to approve the weight, size, and location of heavy objects in and about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct in writing; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take all such reasonable measures for the security of the Building and its occupants (provided that Landlord shall have no obligation to provide any such security unless required by law); and (e) to temporarily block off parking spaces for maintenance or construction purposes; provided, however, Landlord’s exercise of the foregoing rights shall not materially impair Tenant’s access to or use of the Premises.
ARTICLE 16.     QUIET ENJOYMENT
Landlord agrees that, provided an Event of Default by Tenant has not occurred, Landlord will do nothing that will prevent Tenant from quietly enjoying and occupying the Premises during the Lease Term. Tenant agrees this Lease is subordinate to the Rules and Regulations described in Article 14, and the Parking Rules and Regulations described in Article 6.
ARTICLE 17.     MAINTENANCE AND REPAIR

17.1
Landlord shall, subject to reimbursement for Operating Costs, keep and maintain in good repair and working order, subject to reasonable wear and tear, and replace if reasonably necessary: (1) structural elements of the Building, including foundations and exterior walls; (2) water and sewer lines from the point of origin to the Building; (2) Common Areas; (3) the roof and roof covering of the Building; and (4) exterior windows, plate glass and curtain walls of the Building. Tenant waives all rights to make repairs at the expense of Landlord. If Landlord would be required to perform any maintenance or make

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any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in any Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant's Permittees; or, (d) Tenant's failure to perform any of Tenant's obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect., including, without limitation, under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import.

17.2
Except as expressly set forth as Landlord’s responsibility in Section 17.1 above or elsewhere in this Lease, Tenant shall keep and maintain in good repair and working order all portions of the Premises, at Tenant’s sole cost. Tenant agrees to: (a) repair or replace all ceiling and wall finishes and floor or window coverings which require repair or replacement during the Lease Term, at Tenant's sole cost; (b) at Tenant's sole cost, maintain and repair interior partitions; doors; electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (c) at Tenant’s sole cost, maintain and repair (i) all air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively, (ii) phone rooms used exclusively by Tenant, (iii) alterations performed by contractors retained by or on behalf of Tenant, and (iv) all of Tenant's furnishings, trade fixtures, equipment and inventory; and (d) adopt and implement the moisture and mold control guidelines set forth on Exhibit F attached hereto. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract (the “Service Contract”) with a maintenance contractor for servicing the HVAC. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld or delayed. The Service Contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Tenant shall provide Landlord a copy of such Service Contract and from time to time upon request furnish proof reasonably satisfactory to Landlord that all such systems and equipment are being serviced in accordance with the Service Contract.

17.3
Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 22 conflict with, or are inconsistent with, the terms and provisions of this Article 17, the terms and provisions of Article 22 shall control. Tenant shall take all reasonable precautions to insure that the Premises are not subjected to excessive wear and tear.

ARTICLE 18.     UTILITIES AND JANITORIAL SERVICES

18.1
Other than Landlord’s maintenance obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant. Tenant shall obtain regular janitorial services for the Premises at Tenant’s sole cost and expense. Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same. The cost of water provided to tenants of the Building is included in Operating Costs. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Premises during the Lease Term. In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant’s equitable share of the cost of such services, as determined by Landlord and confirmed in a written notice to Tenant with reasonable background

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information relating to such costs. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant’s Share of any utilities or services furnished to the Common Areas. LANDLORD SHALL NOT BE LIABLE FOR DAMAGES NOR SHALL RENT OR OTHER CHARGES ABATE IN THE EVENT OF ANY FAILURE OR INTERRUPTION OF ANY UTILITY OR SERVICE SUPPLIED TO THE PREMISES, BUILDING OR PROJECT BY A REGULATED UTILITY OR MUNICIPALITY, OR ANY FAILURE OF A BUILDING SYSTEM SUPPLYING ANY SUCH SERVICE TO THE PREMISES AND NO SUCH FAILURE OR INTERRUPTION SHALL ENTITLE TENANT TO ABATE RENT OR TERMINATE THIS LEASE OR RELIEVE TENANT OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE. LANDLORD SHALL USE REASONABLE EFFORTS TO RESTORE ANY SUCH INTERRUPTED SERVICES AS SOON AS REASONABLY POSSIBLE TO MITIGATE THE ADVERSE IMPACT OF THE SAME UPON TENANT AND ITS OPERATIONS ON THE PREMISES.

18.2
Landlord hereby grants Tenant the right, at Tenant’s sole cost and expense, to install one (1) emergency generator (the “Generator”) for use in connection with the Premises in a location approved by Landlord in its sole and absolute discretion, subject to the following provisions: (a) The Generator must be professionally installed in accordance with (i) Landlord’s rules and regulations and (ii) any and all applicable governmental laws, ordinances, and regulations; (b) Tenant, at its sole cost and expense, shall maintain the Generator in good condition and repair; (c) Tenant hereby waives any and all claims against Landlord in connection with the Generator; (d) Tenant hereby acknowledges that the Generator may need to be installed in the parking area of the Building over one or more of the parking spaces. In such event, such parking spaces shall be included as part of Tenant’s Proportionate Share of the total parking spaces; and (e) at the end of the Lease Term or any renewal of the Lease Term or other sooner termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Generator and repair all damage resulting from such removal to return the area on which the Generator was located to the condition that existed prior to the installation of the Generator; provided, however, in the event Tenant desires to leave the Generator at the Building, Landlord may, at Landlord sole election, retain the Generator. In the event Landlord elects to retain the Generator, (i) Tenant shall peaceably deliver up to Landlord possession of the Generator in good condition and repair, excepting ordinary wear and tear and damage by fire or other casualty, (ii) the Generator shall become a part of the realty and shall belong to Landlord without compensation, and (iii) title shall pass to Landlord under this Lease as by a bill of sale. In the event that Landlord elects not to retain the Generator, Tenant shall be required to remove the Generator as provided above.

ARTICLE 19.     ENTRY AND INSPECTION
Landlord shall have the right, after twenty-four (24) hours’ advance notice to Tenant (except in the case of emergency when no notice is required), to enter into the Premises at reasonable times for the purpose of inspecting the Premises and reserves the right, during the last six (6) months of the Lease Term, to show the Premises at reasonable times to prospective tenants upon at least twenty-four (24) hours’ advance notice to Tenant. Landlord shall be accompanied by a representative of Tenant at all times during any such entry, except in the case of an emergency. Tenant’s failure to make its representative available at the time of Landlord’s entry of which Landlord has previously notified Tenant shall not prevent Landlord, its agents or representatives from entering the Premises. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.
ARTICLE 20.     ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

20.1
All personal property and fixtures belonging to Tenant shall be placed and remain on the Premises at Tenant's sole risk. Upon taking possession of the Premises and thereafter during the Lease Term, the

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Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage with limits not less than the following: (a) Worker's Compensation Insurance, minimum limit as defined by applicable laws; (b) Employer's Liability Insurance, minimum limit $1,000,000; (c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages: Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily and Personal Injury Liability), minimum combined single limit $1,000,000; and (d) Automobile Liability Insurance, minimum limit $1,000,000. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord and such other party or parties as Landlord may require as additional insureds. Tenant's insurance shall be primary, with any insurance maintained by Landlord to be considered excess. Tenant's insurance shall be maintained with an insurance company qualified to do business in the State and having a current A.M. Best manual rating of at least A-X or better. Before entry into the Premises and before expiration of any policy, evidence of these coverages represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the additional insured status, the waiver of subrogation, and that such insurance is primary, and any insurance by Landlord is excess. The Certificate of Insurance shall state that Landlord will be notified in writing thirty (30) days before cancellation, material change, or non-renewal of insurance.

20.2
During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine. The cost of the insurance obtained under this Section 20.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 21.     CASUALTY INSURANCE

21.1
Tenant shall maintain fire and extended coverage insurance (full replacement value) with a business interruption and extra expense endorsements, on Tenant’s Work, Alterations, personal property and trade fixtures owned or used by Tenant.

21.2
Landlord shall maintain property insurance for the Building’s replacement value, less a commercially reasonable deductible if Landlord so chooses including endorsements as determined by Landlord throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property). At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 21.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 22.     DAMAGE AND DESTRUCTION OF PREMISES

22.1
If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

22.2
If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.3
If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the final one (1) year period of the

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Lease Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

22.4
If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace Tenant’s Work, any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Article 22, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

22.5
If the Premises are damaged by Casualty but Tenant is reasonably able to conduct its business operations upon the Premises despite such damage, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant or a Tenant Permittee caused such damage, in which case, Tenant shall continue to pay Minimum Monthly Rent and all other rent without abatement and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that costs and expense are not covered by insurance proceeds.

22.6
The rights contained in this Article 22 shall be Tenant’s sole and exclusive remedy in the event of a casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.

ARTICLE 23.     EMINENT DOMAIN

23.1	If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

23.2
If any part of the Building or the Common Area becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

23.3
If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so

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terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in Section 22.5.

23.4
If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

23.5
The rights contained in this Article 23 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Landlord and Tenant each waives the provisions of Section 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

ARTICLE 24.     ASSIGNMENT AND SUBLETTING
Tenant agrees not to assign, mortgage, or pledge this Lease, and shall not sublet the Premises without Landlord's prior written consent, which shall not be unreasonably withheld if Landlord does not elect to terminate this Lease as provided herein. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's use is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) a monetary Event of Default by Tenant has occurred and is continuing; or (5) any portion of the Premises or Building would likely become subject to additional or different laws as a consequence of the proposed assignment or subletting. Tenant shall not be entitled to receive any monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed sublease or assignment and Tenant's sole remedy shall be an action to enforce any provision through specific performance or declaratory judgment. Any attempted sublease or assignment in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more subleases or assignments shall not operate as a waiver of Landlord's rights to approve any subsequent subleases or assignments. Any assignment or subletting hereunder shall not release or discharge Tenant of or from any liability under this Lease, and Tenant shall continue to be fully liable thereunder. As part of its request for Landlord's consent to a sublease or assignment, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed sublease, assignment and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within thirty (30) days of its receipt of the required information and documentation, either consent to the sublease or assignment by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the sublease or assignment in writing. If Tenant shall assign or sublet the Lease or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable and actual out-of-pocket costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees, up to a maximum total sum of $2,500.00. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by another person. Tenant shall pay fifty percent (50%) of all rent which Tenant receives as a result of a sublease or assignment that is in excess of the Rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the sublease or assignment, excluding all reasonable and customary expenses directly incurred by Tenant attributable to the sublease or assignment (other than Landlord's costs and expenses), including brokerage fees, legal fees and construction costs. Tenant shall pay Landlord for Landlord's share of any such excess within thirty (30) days after Tenant's receipt of such excess rent. If Tenant

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is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease. Tenant agrees to immediately notify Landlord of any change in its ownership. Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.
ARTICLE 25.     SALE OF PREMISES BY LANDLORD
In the event of any sale of the Premises or any assignment of this Lease by Landlord (or a successor in title), the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment, and Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment. Landlord shall deliver to its successor any Security Deposit and prepaid Rent received from Tenant under this Lease.
ARTICLE 26.     SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT
Tenant's interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage (each, as renewed, modified and/or extended from time to time) now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Project. Tenant consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee or purchaser. This Article is self-operative provided that any subordination is contingent on the lender’s agreement (“Non-disturbance Agreement”) not to disturb Tenant’s rights under the Lease provided Tenant is not in default of the Lease beyond any applicable cure period. However, Tenant agrees to execute and deliver, if Landlord, any deed of trust holder, mortgagee, or purchaser should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage or deed of trust (provided that said agreement includes a Non-disturbance Agreement), to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.
ARTICLE 27.     LANDLORD'S DEFAULT AND RIGHT TO CURE
Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.
ARTICLE 28.     ESTOPPEL CERTIFICATES
Tenant agrees at any time and from time to time upon request by Landlord, to execute, acknowledge, and deliver to Landlord, within ten (10) Business Days after Tenant’s receipt (or deemed receipt pursuant to Article 33 hereof) of demand by Landlord, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent

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and charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the rent, and (h) such other information as may be reasonably requested with respect to the provisions of this Lease or the tenancy created by this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.
ARTICLE 29.     TENANT'S DEFAULT AND LANDLORD'S REMEDIES

29.1	Tenant will be in default under the Lease if any of the following occurs, and same shall be deemed an “Event of Default”:

(a)
If Tenant fails to pay the Minimum Monthly Rent or make any other payment required by the Lease within three (3) Business Days after Tenant’s receipt (or deemed receipt pursuant to Article 33 hereof) of written notice or demand for payment from Landlord, provided that if any such notice is given two (2) times in any calendar year, any subsequent failure to pay on or before the first Business Day of the month or any other payment on or before the date it is due shall be an Event of Default, without notice. “Business Day” shall mean Monday through Friday of each week, exclusive of holidays.

(b)	If Tenant assigns the Lease or mortgages its interest in the Lease or sublets any part of the Premises without first obtaining Landlord's written consent, as required by Article 24.

(c)
If Tenant abandons the Premises, or ceases to operate its business on the Premises (if either is accompanied by Tenant’s failure to pay Rent or other sums required under this Lease or failure to otherwise comply with the terms of this Lease, including Tenant’s maintenance obligations hereunder), or becomes bankrupt or insolvent, or makes any general assignment of all or a substantial part of its property for the benefit of creditors, or if a receiver is appointed to operate Tenant's business or to take possession of all or a substantial part of Tenant's property.

(d)
If a lien attaches to the Lease or to Tenant's interest in the Premises, and Tenant fails to post a bond or other security or to have the lien released within ten (10) days of its notification thereof, or if a mortgagee institutes proceedings to foreclose its mortgage against Tenant's leasehold interest or other property and Tenant fails to have the foreclosure proceedings dismissed within ten (10) calendar days after the entry of any judgment or order declaring the mortgage to be valid and Tenant to be in default on the obligation secured thereby, or directing enforcement of the mortgage.

(e)	If Tenant fails to maintain any of the insurance as required by the Lease.

(f)
If Tenant breaches any other provision of the Lease and fails to cure the breach within fifteen (15) days after Tenant’s receipt (or deemed receipt pursuant to Article 33 hereof) of written notice of the breach from Landlord, or if the breach cannot be cured within fifteen (15) days, then if Tenant does not proceed with reasonable diligence to cure the breach within such additional time as may be reasonably necessary under the circumstances, not to exceed sixty (60) days, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

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29.2	If Tenant is in default, then Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)
Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)     The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including all amounts due under Section 29.2(f); plus
(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.
As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b)
Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 29.2(f); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Any sums due under the foregoing Section 29.2(b)(3) shall be calculated and due monthly. If Landlord elects to proceed under this Section 29.2(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. If and to the extent required by applicable law, Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion

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may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Project, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 29.2(b). If Landlord elects to proceed under this Section 29.2(b), it may at any time elect to terminate this Lease under Section 29.2(a).

(c)
Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expense, plus interest thereon at the Default Rate.

(d)
Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other access control devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenants).

(e)
In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations).

(f)
Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(g)	Any action taken by Landlord under this Section 29 shall not operate as a waiver of any right which Landlord would otherwise have against Tenant for rent hereby or otherwise, and Tenant shall remain

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responsible to Landlord for any loss and/or damage suffered by Landlord by reason of Tenant’s default or breach. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning.

(h)
The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any other Landlord may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy. In all events, Landlord shall have the right upon notice to Tenant to cure any breach by Tenant at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for such actual out-of-pocket expenses upon demand.

29.3	Intentionally deleted.

29.4
If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

29.5
Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

ARTICLE 30.     TENANT'S RECOURSE
Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Premises, subject to prior rights of any ground lessor, mortgagee, or deed of trust of the Premises or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.
ARTICLE 31.     HOLDING OVER
Subject to prior written consent by Landlord, if Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be increased to: (a) during the first three months of such holdover, 125% of Tenant's lease rate at the time the Lease expired, and (b) thereafter, 150% of Tenant’s lease rate at the time the Lease expired; plus any amounts due under Article 5, which shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. Tenant will be considered to be on a month-to-month basis during any holdover period.
ARTICLE 32.     GENERAL PROVISIONS

32.1	This Lease is construed in accordance with the laws of the State.

32.2	If Tenant is composed of more than one person or entity, then the obligations of such entities or parties are joint and several.

32.3
If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

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32.4
The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

32.5	Time is of the essence of this Lease.

32.6
Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance, and Tenant’s obligations pursuant to Exhibit D attached hereto), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war (declared or undeclared), acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

32.7
If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32.8
This Lease, and any Exhibit or Addendum attached hereto, sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

32.9
Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

32.10
No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

32.11	The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

32.12
Landlord's submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

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32.13
Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm's length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

32.14
If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

32.15
If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

32.16
Within fifteen (15) days after Landlord’s request, but no more frequently than once per year, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.

32.17
This Lease may be executed in counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one document. Delivery of an executed counterpart of this Lease by facsimile or in an electronic (i.e., “pdf” or “tif”) format shall be effective as an original.

32.18	Tenant represents and warrants as follows:

(i)
Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Lease Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii)
Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/resource-center/sanctions/SDN-List, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

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(iii)
At any time during the Lease Term, but no more frequently than once per year, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 32.17.

ARTICLE 33.     NOTICES
Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally, (2) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.
ARTICLE 34.     BROKER'S COMMISSIONS
Each of the parties to this Lease represents and warrants to the other party that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting to Voit Real Estate Services, representing Landlord, and Jones Lang LaSalle, representing Tenant). Each party shall indemnify, defend and hold the other party harmless for, from and against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
ARTICLE 35.     INDEMNIFICATION/WAIVER OF SUBROGATION

35.1
Tenant shall indemnify, defend, and hold Landlord and any lender of Landlord, and their respective partners, trustees, officers, directors, shareholders, beneficiaries, agents and employees, harmless against all Claims (as defined below) and costs incurred by Landlord arising from: (a) any act or omission of Tenant or Tenant's Permittees which results in personal injury, loss of life, or property damage sustained in and about the Premises, the Building, or the Project; (b) attachment or discharge of a lien upon the Premises, the Building, or the Project; (c) Tenant's and/or Tenant's Permittees' use, generation, storage, release, threatened release, discharge or disposal of Hazardous Materials on, under, or about the Premises, the Building, or the Project; and (d) any default of Tenant under this Lease. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used in this Lease, "Claims" means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys' fees and costs related thereto or arising therefrom. Tenant further releases Landlord and any lender of Landlord, and their respective partners, trustees, officers, directors, shareholders, beneficiaries, agents and employees, from liability for any damages sustained by Tenant or any other person claiming by, through or under Tenant due to the Premises, or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident, including but not limited to any damage caused by water, snow, windstorm, tornado, gas, steam, electrical wiring, sprinkler system, plumbing, heating and air conditioning apparatus and from any acts or omissions of co-tenants or other occupants of the Project. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant’s own risk. Notwithstanding the foregoing, Tenant shall not be required to

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indemnify Landlord under this Section 35.1 to the extent of the gross negligence or willful misconduct of Landlord or its employees, agents, representatives or contractors.

35.2
Tenant hereby releases, discharges, and waives any right of recovery from Landlord and Landlord's agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant's Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys' fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Project; (b) activities conducted on the Premises, the Building, or the Project; and (c) obligations to indemnify under this Lease, regardless of the cause of the damage or loss. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given in this Article 35 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities, losses, damages, expenses, or attorneys' fees are covered by insurance required pursuant to this Lease. THE WAIVER CONTAINED IN THIS SECTION 35.2 WILL APPLY EVEN IF THE DAMAGE OR LOSS IS CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF THE APPLICABLE PARTY, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY.

35.3
Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

ARTICLE 36.     WAIVERS
36.1 LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES AND/OR THE PROJECT (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Section 36.1 and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
36.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. LANDLORD HAS MADE NO REPRESENTATIONS, COVENANTS OR WARRANTIES WITH RESPECT TO THE PREMISES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.
36.3 TENANT, ON BEHALF OF ITSELF AND ANY AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT, DOES HEREBY WAIVE AND SURRENDER ALL RIGHT AND PRIVILEGE WHICH IT, THEY OR ANY OF THEM MIGHT HAVE UNDER OR BY REASON OF ANY PRESENT OR FUTURE

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LAW, TO REDEEM THE PREMISES OR TO HAVE A CONTINUANCE OF THIS LEASE AFTER BEING DISPOSSESSED OR EJECTED THEREFROM BY PROCESS OF LAW OR UNDER THE TERMS OF THIS LEASE OR AFTER THE TERMINATION OF THIS LEASE.
ARTICLE 37.     DISCLOSURE REGARDING PREMISES
As of the Effective Date, the Premises has not been inspected by a Certified Access Specialist.
ARTICLE 38.     COMPLIANCE WITH ADA
Landlord and Tenant acknowledge that responsibility for compliance with the terms and conditions of Title III of the Americans with Disabilities Act (“ADA”) may be allocated between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA with respect to the construction by Tenant of Tenant's Work, if any, and Tenant’s Alterations within the Premises, (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA in providing all of Landlord’s Work required under this Lease, if any, and with respect to any structural matters within the Premises, provided that the same is not required as a result of Tenant’s specific use or Tenant’s Work, and (iii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA with respect to the parking areas, sidewalks and walkways, together with all other Common Areas of the Building not included within the Premises and not otherwise part of or required as a result of Tenant’s Work or Tenant’s Alterations. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor, or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth herein. The allocation of responsibility for ADA compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this section.
ARTICLE 39.     SECURITY SYSTEM
Tenant shall have the right, at its election and its own cost and expense, to install a security system for the Premises.

[Signature pages follow]

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 27

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

LANDLORD:
6759 MESA RIDGE ROAD HOLDINGS, LLC,
a Maryland limited liability company

By: U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25 (the “Trust”), its sole member

By: CWCapital Asset Management LLC, solely in its capacity as Special Servicer to the Trust

By: /s/THOMAS SHEARER
Name: Thomas Shearer
             Title: Senior Vice President

,

[Signatures continue on following page]

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 28

TENANT:
INOVIO PHARMACEUTICALS, INC.,
a Delaware corporation
By: /s/ PETER KIES
Name: Peter Kies
Title: CFO

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 29

EXHIBIT "A"
LAND

Parcel 1:

Lot 1 and Lot 2 of Carroll Mesa Business Park, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 13379, filed in the Office of the County Recorder of San Diego County, on December 11, 1996.

Parcel 2:

An exclusive easement to use fifty-five (55) reserved single parking spaces solely for the parking of motor vehicles, including a twenty-four (24) hour a day non-exclusive easement for pedestrian and vehicular ingress and egress to, from and within the Parking Easement Parcel over paths, roadways and driveways leading to and from the parking area, including an easement over all other areas of the IMSD Parcel necessary for vehicular and pedestrian ingress and egress to and from the Parking Easement Parcel, recorded July 30, 1998 as Filer No. 1998-0477054 of Official Records.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 30

EXHIBIT “A-1”

PREMISES

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 31

EXHIBIT "B"

RULES AND REGULATIONS

1.
Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Building.

2.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanism thereof without consulting the Landlord.

3.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of stairways, elevators or movement through Building entrance or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, as to the concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall reasonably require.

4.
No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by Landlord. No part of the Building shall be defaced by Tenant. Building standard suite entrance signs to Premises shall be placed thereon by a contractor designated by Landlord at Landlord's expense.

5.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Building, the Premises, or any other area on or about the Project, regardless of whether such loss occurs when these areas were locked against entry or not.

6.
No birds or animals shall be brought into or kept in or about the Building except for purposes directly related to the Permitted Use and in accordance with all applicable laws. Tenant shall notify Landlord in writing if any animals in excess of 15 pounds will be housed in the Building, which notice shall include the type of animal, the method of containment, and the period of time such animal will be kept in the Building.

7.	Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to Tenant or Tenant's agents, employees, or invitees.

8.
Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

9.
The entries, passages, doors, elevators and elevator doors (if provided), hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed,

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 32

emptied or thrown into these areas, and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees to or from the Premises.

10.
Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, its employees, agents, visitors or licensees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

11.
The Landlord desires to maintain the highest standards of environmental comfort and convenience for all Tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management. Tenant shall give immediate notice to the Landlord in case of accidents in the Premises or in the Common Areas or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

12.
No tenant shall make, or permit to be made, any noises disturbing to other tenants, interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any device, musical instrument, radio, unmusical noise, whistling, singing, or in any other way interfering with others' quiet enjoyment of the Building.

13.
Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other tenants, but Landlord shall use reasonable efforts to enforce such rules and regulations.

14.
All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions. No bicycles or other vehicles of any kind shall be brought into or kept on the Premises except in designated areas specified for parking of such vehicles.

15.
No safes or other objects, larger or heavier than the Building is limited to carry, shall be brought into or installed on the Premises. The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant.

16.	Landlord shall have no obligation to clean, repair, re-stretch, or replace carpeting.

17.
Names to be replaced on or removed from directories should be furnished to the manager in writing on Tenant's letterhead. All replacement directory strips will be at the expense of the Tenant. Landlord will determine size and uniformity of strips.

18.
All Tenants shall see that doors of their premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors open and exposed to the weather or other elements. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or the Tenant's employees leave the Building so as to prevent waste or damage, where controlled by Tenant.

19.	Canvassing, soliciting and peddling in the Building are prohibited. All Tenants shall cooperate to prevent the same.

20.
All holiday decorations and other temporary or special decorations must be flame-retardant. No live Christmas trees or candles are to be used throughout the Building. No decorations should be hung on the exterior windows or on exterior suite doors.

21.	There shall be no smoking permitted in the Building.

22.	The Premises shall not be used for any use that is disreputable or may draw protests.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 33

EXHIBIT "C"

PARKING RULES AND REGULATIONS
The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible.
Restrictions

•	Damage caused by vehicles is the responsibility of vehicle owner.

•	Landlord is not responsible for theft or damage to any vehicle.

•	Landlord is not responsible for water damage from leaks in the garage or any surface parking area.
•    Landlord is not responsible for damage due to height limitations of garage.

•	Vehicles not to exceed 2 miles per hour speed limit in the garage.
•    Vehicles that leak excessive fluids will be required to protect parking surface.

•	Mechanical repairs to vehicles are not permitted on property.
•    Large or oversize vehicles such as motor homes, boats or trailers are not permitted.
•    No parking in fire lanes, loading zones or any other areas not designated as a parking space.
•    Landlord, at Landlord's sole discretion, may add or modify the parking rules.
Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord's property manager. Charges for towing are to be paid by vehicle owner.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 34

EXHIBIT "D"

TENANT IMPROVEMENTS
1.    Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into, except as otherwise provided in Article 10. Tenant agrees to accept the Premises, and Tenant shall complete the construction of the Premises to final form, including all utility connections (collectively, the “Tenant’s Work”) in accordance with the provisions of this Exhibit.
2.    Space Plans.
(a)    Preparation and Delivery. If Tenant intends to make alterations in the Premises, then, on or before the twentieth (20th) day following the Effective Date (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by McFarlane Architects, Inc. (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”). Landlord approves Burger Construction, Inc. as Tenant’s general contractor.
(b)    Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) Business Days after receipt. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit same to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) Business Days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.
3.    Working Drawings.
(a)    Preparation and Delivery. On or before the one hundred fiftieth (150th) day following the date on which the Space Plans are approved by Landlord and Tenant, Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable laws (the “Working Drawings”).
(b)    Approval Process. Landlord shall notify Tenant whether it approves of the submitted Working Drawings within five (5) Business Days after Tenant’s submission thereof. If Landlord disapproves of such Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such notice, revise such Working Drawings in accordance with Landlord’s objections and submit the revised Working Drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Working Drawings within five (5) Business Days after its receipt thereof. This process shall be repeated until the Working Drawings have been finally approved by Tenant and Landlord. Tenant will be responsible for the design, function and maintenance of all improvements, whether or not approved by Landlord. Landlord’s approval of the Working Drawings shall not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the improvements reflected therein.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 35

Once the Working Drawings have been approved, Tenant shall cause the Tenant’s Work to be performed in accordance with the Working Drawings and applicable laws.
Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.
4.    Change Orders. Tenant may initiate changes in the Tenant’s Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however: (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s structure or the Building’s mechanical, electrical or plumbing systems or (b) the exterior appearance of the Building; or (2) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Tenant’s Work, furnish Landlord with an accurate architectural “as-built” plan of Work as constructed, which plan shall be incorporated into this Exhibit by this reference for all purposes. If Tenant requests any changes to Tenant’s Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total First Floor Construction Costs or Total Second Floor Construction Costs, as the case may be (as such terms are defined below).
5.    First Floor Costs. The entire cost of performing the Tenant’s Work in the First Floor Space (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, and related taxes and insurance costs, all of which costs are herein collectively called the “Total First Floor Construction Costs”) shall be paid by Tenant. Landlord shall reimburse Tenant for a portion of the Total First Floor Construction Costs: (i) limited to the lesser of (A) actual construction costs incurred by third parties on behalf of Tenant in its construction of Tenant’s Work in the First Floor Space; and (B) an amount up to, but not exceeding, $45.00 per rentable square foot of the First Floor Space ($1,570,320.00, the “First Floor Allowance”); and (ii) conditioned upon Landlord’s receipt of written notice from Tenant that Tenant’s Work in the First Floor Space has been completed and accepted by Tenant. Landlord shall make payment of the First Floor Allowance (limited as described above) within thirty (30) days following the later of the Commencement Date and Tenant’s delivery to Landlord of: (a) third-party invoices for costs incurred by Tenant in constructing Tenant’s Work in the First Floor Space; (b) evidence that Tenant has paid the invoices for such costs; (c) lien waivers from any contractor or subcontractor who has constructed any portion of Tenant’s Work in the First Floor Space or any materialman who has supplied materials used or incorporated into any portion of such Tenant’s Work; (d) the first monthly rental payment; (e) the Certificate of Occupancy for the Premises; and (f) an executed Certification of Commencement Date in the form attached to the Lease as Exhibit E.
Landlord will allow Tenant to use a portion of the First Floor Allowance, not to exceed $174,480.00, for reimbursement of Tenant’s actual expenses for furniture, fixtures and equipment for the Premises and for actual expenses of moving into the Premises (“Furniture and Moving Expenses”) and for no other purpose. Any such portion of the First Floor Allowance shall be paid by Landlord within thirty (30) days after the receipt of (i) third-party invoices from Tenant evidencing the actual costs incurred by Tenant for Furniture

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 36

and Moving Expenses, and (ii) evidence that Tenant has paid such invoices. All Furniture and Moving Expenses in excess of $174,480.00 shall be at Tenant’s sole cost and expense.

All bills for Tenant’s Work in the First Floor Space and for Furniture and Moving Expenses must be submitted within twelve (12) months after the Effective Date, and Landlord will make no further payments related thereto after such twelve-month period. Tenant shall reimburse Landlord for the construction management fee Landlord pays its property manager in connection with the oversight of the construction of the Tenant’s Work in the First Floor Space in the amount of 1.5% of the First Floor Allowance. Such fee shall be deducted by Landlord from the First Floor Allowance.
6.    Stairwell Allowance. Landlord shall contribute an additional amount up to, but not exceeding, $100,000.00 to fund the actual construction costs incurred by third parties on behalf of Tenant to install an internal stairwell connecting the first and second floors of the Premises (the “Stairwell Allowance”). Installation of the stairwell shall be considered part of Tenant’s Work, and payment of the Stairwell Allowance, as limited above, shall be paid along with the First Floor Allowance, subject to satisfaction of the conditions set forth in Section 5 hereof. If the costs to complete the stairwell are less than $100,000.00, Tenant may apply the remaining Stairwell Allowance to other improvements to the Premises, subject to the preceding paragraph requiring all bills to be submitted within twelve (12) months after the Effective Date. Tenant shall reimburse Landlord for the construction management fee Landlord pays its property manager in connection with the oversight of the construction of the internal stairwell in the amount of $1,500.00. Such fee shall be deducted by Landlord from the Stairwell Allowance.
7.    Second Floor Costs. The entire cost of performing the Tenant’s Work in the Second Floor Space (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, and related taxes and insurance costs, all of which costs are herein collectively called the “Total Second Floor Construction Costs”) shall be paid by Tenant. Landlord shall reimburse Tenant for a portion of the Total Second Floor Construction Costs: (i) limited to the lesser of (A) actual construction costs incurred by third parties on behalf of Tenant in its construction of Tenant’s Work in the Second Floor Space; and (B) an amount up to, but not exceeding, $30.00 per rentable square foot of the Second Floor Space ($483,720.00, the “Second Floor Allowance”); and (ii) conditioned upon Landlord’s receipt of written notice from Tenant that Tenant’s Work in the Second Floor Space has been completed and accepted by Tenant. Landlord shall make payment of the Second Floor Allowance (limited as described above) within thirty (30) days following the later of (a) the last day of the twenty-fourth (24) full calendar month after the Commencement Date, and (b) Tenant’s delivery to Landlord of: (a) third-party invoices for costs incurred by Tenant in constructing Tenant’s Work in the Second Floor Space; (b) evidence that Tenant has paid the invoices for such costs; (c) lien waivers from any contractor or subcontractor who has constructed any portion of Tenant’s Work in the Second Floor Space or any materialman who has supplied materials used or incorporated into any portion such Tenant’s Work; and (d) the Certificate of Occupancy for the Second Floor Space (collectively, the “Allowance Conditions”). All bills for Tenant’s Work in the Second Floor Space must be submitted within twenty-four (24) months after the Effective Date, and Landlord will make no further payments related to Tenant’s Work in the Second Floor Space after such 24-month period. Tenant shall reimburse Landlord for the construction management fee Landlord pays its property manager in connection with the oversight of the construction of the Tenant’s Work in the Second Floor Space in the amount of 1.5% of the Second Floor Allowance. Such fee shall be deducted by Landlord from the Second Floor Allowance.
In the event that all Allowance Conditions have been fully satisfied and (i) Landlord fails to reimburse Tenant for the Second Floor Allowance without just cause and within thirty (30) days after Tenant’s written

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 37

request or demand therefor (the “First Notice”), (ii) Tenant gives Landlord a second written notice (the “Second Notice”) and request or demand for payment of the Second Floor Allowance following the expiration of thirty (30) days after the date of the First Notice, and (iii) Landlord fails to reimburse Tenant for the Second Floor Allowance without just cause and within thirty (30) days following the Second Notice, then Tenant may offset from Tenant’s rental obligations under the Lease an amount not to exceed 50% of the then-current Monthly Minimum Rental (the “Offset Amount”) and apply such Offset Amount to the unpaid balance of the Second Floor Allowance until paid in full.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 38

EXHIBIT "E"

CONFIRMATION OF COMMENCEMENT DATE
______________, 20__
INOVIO PHARMACEUTICALS, INC.
__________________________
__________________________
__________________________

Re:
Lease Agreement (the "Lease") dated October ___, 2016, between 6759 MESA RIDGE ROAD HOLDINGS, LLC, a Maryland limited liability company ("Landlord"), and INOVIO PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.    Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease in its “as-is, where-is” condition, and Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.    Commencement Date. The Commencement Date of the Lease is __________, 20__.
3.    Expiration Date. The Lease Term is scheduled to expire on the last day of the 120th full calendar month of the Lease Term, which date is ______________, 20__.
4.    Contact Person. Tenant's contact person in the Premises is:

Attention:
Telephone:
Telecopy:
5.    Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.    Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 39

terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Agreed and accepted: INOVIO PHARMACEUTICALS, INC., a Delaware corporation By: Name: Title:	Sincerely, _________________ a _________________ By: Name: Title:

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 40

EXHIBIT "F"

MOISTURE AND MOLD CONTROL INSTRUCTIONS
Because exercising proper ventilation and moisture control precautions will help maintain Tenant’s comfort and prevent mold growth in the Premises, Tenant agrees to adopt and implement the following guidelines, to avoid enveloping excessive moisture or mold growth:
1.    Report any maintenance problems involving water, moist conditions, or mold to the Property Manager promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth.
2.    Do not block or inhibit the flow of return or make up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.
3.    Regularly conduct janitorial activities, especially in bathrooms, kitchens, and janitorial spaces, to remove mildew and prevent or correct moist conditions.
4.    Maintain water in all drain taps at all times.
Dated:        October 10, 2016

TENANT:
INOVIO PHARMACEUTICALS, INC.,
a Delaware corporation

By:/s/PETER KIES
Name:Peter Kies
Title:CFO

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 41

EXHIBIT "G"
RENEWAL OPTION
If: (i) Tenant is not in default past applicable notice and cure periods at the time of exercising the renewal option and at the commencement of the renewal term; and (ii) the original Tenant has not assigned the Lease or sublet the Premises; at the time of such election and at the commencement of the renewal term, then Tenant may renew this Lease for two (2) additional consecutive periods of five (5) years each, by delivering written notice of the exercise thereof (the “Renewal Notice”) to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the then-current term. The Minimum Monthly Rent payable for each month during such extended Lease Term shall be the prevailing rental rate at the commencement of such extended Lease Term for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account (the “Prevailing Rental Rate”). Within thirty (30) days after receipt of Tenant’s Renewal Notice, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Minimum Monthly Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant and Landlord are unable to agree on a mutually acceptable Prevailing Rental Rate not later than sixty (60) days prior to the expiration of the then-current term, then Landlord and Tenant shall each appoint a qualified broker doing business in the area, in turn those two independent brokers shall appoint a third broker and the Prevailing Rental Rate for the Premises as of the expiration of the then-current term shall be the rate in the middle of the rates as determined by the three (3) brokers. Landlord and Tenant shall equally share in the expense of this appraisal. Tenant shall, within five (5) Business Days of such determination of the Prevailing Rental Rate, notify Landlord in writing whether Tenant elects to renew the Lease. In the event Tenant timely elects to renew the Lease, on or before the commencement date of the applicable extended Lease Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:
1.    Minimum Monthly Rent shall be adjusted to the Prevailing Rental Rate for each year of the extended Lease Term;
2.    After the second renewal term described above, Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and
3.    Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.
Tenant’s rights under this Exhibit shall terminate if: (1) this Lease or Tenant’s right to possession of the Premises is terminated; (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises; (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof; or (4) Tenant commits a monetary Event of Default under the Lease.

SUMMIT RIDGE BUSINESS PARK/INOVIO PHARMACEUTICALS, INC. – PAGE 42

EXHIBIT "H"
EARLY TERMINATION OPTION
Tenant shall have a one-time option to terminate this Lease (the “Termination Option”) effective as of November 30, 2023 (such date being referred to as the “Early Termination Date”), provided Tenant gives notice thereof to Landlord not less than nine (9) months prior to the Early Termination Date and provided no monetary Event of Default by Tenant exists at the time of the giving of such notice nor on the Early Termination Date. Additionally, Tenant’s right to terminate hereunder is conditioned upon: (a) the payment in full by Tenant of all Rent through and including the Early Termination Date; and (b) at the time Tenant delivers notice to Landlord that it is exercising its Termination Option hereunder, Tenant shall pay Landlord the cash sum equal to: (i) two (2) months of Minimum Monthly Rent at the rate in effect on the Early Termination Date; plus (ii) the unamortized First Floor Allowance, Stairwell Allowance, Second Floor Allowance and leasing commissions paid by Landlord in connection with this Lease (collectively, the “Termination Payment”). If Tenant has timely exercised its Termination Option, then after Landlord’s receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Early Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease. If Tenant fails to timely exercise its Termination Option or fails to timely pay the Termination Payment, time being of the essence, then Tenant’s rights under this Exhibit shall be null and void.

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EXHIBIT "I”
ROOF ACCESS; COMMUNICATIONS EQUIPMENT
During the Lease Term, Tenant shall have the right to install, maintain and operate a satellite dish and related communications equipment and/or supplemental HVAC equipment (the “Equipment”) on the roof of the Premises, subject to the following terms and conditions:

a.
Tenant shall provide Landlord such information as Landlord shall reasonably request regarding the Equipment, including plans and specifications of the Equipment and the proposed installation and placement of the Equipment. The Equipment and the proposed installation and placement shall be subject to Landlord’s approval and to the availability of space on the roof for such Equipment, and in no event shall the Equipment or the installation thereof require any structural reinforcement of the Building or the roof, interfere with mechanical, electrical, or plumbing systems serving the Building, or interfere with other antennas or communications equipment or other equipment or structures now or hereafter located on the roof of the Building.

b.
If Landlord approves the information set forth in (a) above, Landlord shall provide Tenant with written notice of its approval or disapproval of the installation within fifteen (15) days of Tenant’s request.

c.
The Equipment shall be installed by a contractor approved in advance by Landlord and which contractor will obtain such insurance as may reasonably be required by Landlord. Failure of the contractor to obtain and maintain such insurance shall be an Event of Default under this Lease. Landlord shall have the right to inspect the installation and any maintenance of the Equipment.

d.
If the installation of the Equipment damages the roof or any other portion of the Building in any manner, Tenant shall be responsible for repairing such damage at its cost and expense. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, damage, liability or cause of action resulting from Tenant’s installation, maintenance and operation of the Equipment. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

e.
The installation, maintenance and operation of the Equipment shall be pursuant to all of the terms and conditions of this Lease. Tenant shall obtain and maintain any additional insurance that Landlord may reasonably require with respect to the installation and operation of the Equipment and furnish Landlord with copies of such insurance policies.

f.
Any additional electrical usage required by the installation, maintenance or operation of the Equipment shall be paid by Tenant on demand. Landlord shall have the right at Tenant’s expense to install a separate meter to measure such electrical usage. The operation of the Equipment on the roof of the Building shall be subject to the rights of any existing or future use of the roof of the Building, including other antennas or communications equipment. Landlord shall have the right to cause Tenant to relocate the Equipment in the event that in Landlord’s reasonable determination the operation of such Equipment interferes with the use of any other Equipment now or hereafter installed on the roof of the Building or if required by applicable Law. Landlord shall have the right to perform maintenance and repairs on the roof and shall use reasonable efforts to avoid disrupting Tenant’s operation of the Equipment. In the event Landlord or its agents, employees or contractors causes

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damage to the Equipment as a result of its gross negligence or willful misconduct, Landlord shall promptly cause the Equipment to be repaired at its expense. All other repairs shall be at Tenant’s expense.

g.
Tenant shall be responsible for compliance of the Equipment with all applicable laws, including regulations of the Federal Communication Commission, zoning laws, and Building insurance requirements. Tenant acknowledges that Landlord has made no representations or warranties to Tenant that the Equipment is permitted under applicable zoning ordinances. Upon Landlord’s written request, Tenant shall furnish evidence to Landlord of the compliance of the Equipment with the applicable zoning ordinances prior to and following installation.

h.
In the event the installation or maintenance of the Equipment adversely impacts other portions of the Building or Project, including Common Areas and space leased to other tenants, Landlord shall have the right to approve all such work and at its option to perform all such work at Tenant’s expense.

i.
At the expiration or earlier termination of this Lease, Tenant shall remove the Equipment at its expense and repair the roof in a manner reasonably satisfactory to Landlord. At the time Tenant removes the Equipment from the roof, Tenant shall hire a contractor approved in advance in writing by Landlord to remove the Equipment. Tenant shall be responsible for repairing the roof and for all damages that may occur to the Building or property of other tenants due to such removal, at its own cost and expense, and hereby agrees to indemnify, defend and hold Landlord harmless for the same. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

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EXHIBIT "J”
OPERATING COSTS EXCLUSIONS
Operating Costs shall not include the following:

(a)    any leasing commissions;

(b)    expenses that relate to preparation of rental space for a tenant including costs of improvements, renovations or alterations of tenants’ premises (including permit, license and inspection costs);

(c)    expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing);

(d)    legal expenses relating to other tenants, including in negotiating and enforcing tenant leases or disputes with prospective tenants;

(e)    costs of repairs to the extent actually reimbursed by payment of insurance proceeds or from a third party, including, without limitation, contractor’s warranties, received by Landlord;

(f)    principal, fees, points, interest and amortization on mortgages or other debt instruments, or ground lease payments, if any (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Cost;

(g)    salaries of executive officers of Landlord;

(h)    depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Costs actual costs of repairs and replacements and reasonable reserves in regard thereto;

(i)    income, excess profits, excise, franchise, estate, succession, inheritance, gift and transfer taxes;

(j)    all items and services for which Tenant or any other tenant of the Building or the Project reimburses Landlord (other than through the pass-through of Operating Costs) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k)    any costs of capital improvements, capital repairs, capital equipment or capital tools, all as determined, permitted and limited under generally accepted accounting principles, consistently applied, except the cost of any capital improvements or other costs (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, (B) made to the Project after the Commencement Date that are required under any governmental law or regulation but which were not previously required, or (C) for the refurbishment or replacement of Project improvements or amenities; provided, however, that if any such cost described in (A), (B) or (C) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine;

(l)    costs incurred by Landlord due to the violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space in the Building (provided, however, that in no event shall Landlord be required to provide Tenant with copies of any leases with other tenants);

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(m)    overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the cost of such services rendered at the same level of service for comparable buildings by unaffiliated third parties on a competitive basis (such exclusion shall not be deemed to apply to property management fees);

(n)    Landlord’s general corporate overhead and general administrative expenses;

(o)    costs, fines, or fees incurred by Landlord due to violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority (provided, however that such exclusion shall not apply if such expense was due to Tenant’s default under this Lease);

(p)    any costs incurred to remove or abate any Hazardous Materials existing in, on, under or about the Project or to otherwise comply with any laws, regulations, ordinances or orders imposed by any governmental authority relating to environmental conditions or remediation or Hazardous Materials and any restoration in connection therewith (but costs of general removal and/or cleanup of any mold found in the Complex shall not be excluded), to the extent such costs do not result from Tenant’s use or occupancy of the Premises;

(q)    costs to remedy defects in the original design, materials or workmanship of the Building; and

(r)    advertising expenditures.

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